ZST DIGITAL NETWORKS, INC. ANNOUNCES
RESTATEMENT OF FINANCIAL RESULTS

ZHENGZHOU, CHINA — May 18, 2010 — ZST Digital Networks, Inc. (NASDAQ: ZSTN) (the “Company” or “ZST”), a major developer, manufacturer, and supplier of cable systems and commercial GPS products in China, today announced that on May 13, 2010, the management, the Audit Committee, and the Board of Directors of the Company concluded that the Company’s financial statements as of and for the year ended December 31, 2009 as contained in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 (the “Form 10-K”) should not be relied upon due to an error in the accounting record of warrants exercised and Series A Convertible Preferred Stock converted during the period, resulting in an understatement of the Company’s common stock issued and outstanding for the period as well as a misstatement of the Company’s basic and diluted earnings per share.

Corrections for the foregoing errors require a restatement of the financial statements contained in the Form 10-K (the “Restatement”).  The Company has filed concurrently with a Current Report on Form 8-K an Amendment No. 2 to the Form 10-K (the “Amended Form 10-K”) to correct the above noted errors.  In the Amended Form 10-K, the Company has restated its Consolidated Balance Sheets as of December 31, 2009, its Consolidated Statements of Operations for the year ended December 31, 2009, and the notes to the consolidated financial statements.

The following is a summaryof items affected by the corrections described above:

Consolidated Balance Sheets

	As of December 31, 2009
	As previously reported	Adjustments	As restated
Preferred stock, $0.0001 par value, 2,486,277 shares authorized, 0 shares outstanding at December 31, 2009	$126	$(126)	$--
Common stock, $0.0001 par value, 100,000,000 shares authorized, 11,650,442 shares issued and outstanding at December 31, 2009	$1,022	$143	$1,165
Additional paid-in capital	$30,677,949	$(17)	$30,677,932

Consolidated Statement of Operations

	For the year ended December 31, 2009
	As previously reported	Adjustments	As restated
Basic Earnings per share	$1.32	$(0.16)	$1.16
Weighted average shares outstanding, basic	7, 689,925	1,086,566	8,776,491
Diluted Earnings per share	1.14	0.02	1.16
Weighted average shares outstanding, diluted	$8,967,027	$(190,536)	$8,776,491

The Company’s Audit Committee, Board of Directors and management conducted a review of the Company’s accounting treatment of the matters relating to the Restatement and it was concluded that the errors described above existed and required correction through the filing of a Current Report on Form 8-K and the Amended Form 10-K.  The Board of Directors and authorized officers of the Company discussed this matter and conclusion with the Company’s former independent auditors, Kempisty & Company Certified Public Accountants, P.C., and it was concluded that the Company's previously issued financial statement described above could not be relied upon and needed to be restated.

The Company has completed the Restatement with respect to the financial statement as previously issued in the Form 10-K and has filed with the Commission the Amended Form 10-K containing the Restatement. The Amended Form 10-K is available on http://www.sec.gov.

John Chen, Chief Financial Officer of ZST, commented, “The management team and board of ZST have acted swiftly and diligently to assess and revise the necessary financial results for the period in question.  We are pleased to have concluded the restatement in timely manner in order to provide our investors with reliable and accurate information.  Despite this restatement, ZST remains committed to providing best practice transparency and disclosure standards.  Our underlying business and financial position remain strong, and we believe we are well positioned to benefit from the growth trends in our end markets.”

About ZST Digital Network, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China.  The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers.  The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises. The Company has also launched a commercial line of GPS devices and support services for transport-related enterprises to track, monitor and optimize their businesses.    For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

“Safe Harbor” Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to, our ability to maintain and increase revenues and sales of our products; our ability to develop and market new products; our strategic investments and acquisitions; compliance and changes in the laws of the People's Republic of China (the "PRC") that affect our operations; our ability to obtain all necessary government certifications and/or licenses to conduct our business; vulnerability of our business to general economic downturn, especially in the PRC; adverse capital and credit market conditions; our ability to meet liquidity needs; and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the factors discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contacts:

Company Contact: ZST Digital Networks, Inc John Chen, Chief Financial Officer Email: jchen@shenyangkeji.com	Investor Relations (US): Taylor Rafferty, LLC Mahmoud Siddig Tel: +1-212-889-4350 Email: zstdigital@taylor-rafferty.com www.taylor-rafferty.com

Investor Relations (US): BPC Financial Marketing John Baldissera Tel: 800-368-1217	Investor Relations (HK): Taylor Rafferty, LLC Ruby Yim Tel: +852-3196-3712 Email: zstdigital@taylor-rafferty.com www.taylor-rafferty.com